Exhibit 5.2

July 14, 2023

CRH America, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338,

United States of America.

CRH America Finance, Inc.

900 Ashwood Parkway, Suite 600

Atlanta, Georgia 30338,

United States of America.

CRH plc,

Stonemason’s Way,

Rathfarnham, Dublin 16,

Ireland.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”), of an indeterminate principal amount of (i) guaranteed debt securities (the “Debt Securities”) of CRH America, Inc., a Delaware corporation (“CRH America”), and CRH America Finance, Inc., a Delaware corporation (“CRH Finance”), unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by CRH plc, a public limited company organized under the laws of Ireland (“CRH”), (ii) debt warrants (the “Debt Warrants”), (iii) equity warrants (the “Equity Warrants”),

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CRH America Finance, Inc.	-2-

CRH plc

(iv) purchase contracts (the “Purchase Contracts”), (v) units (the “Units”), (vi) preference shares (the “Preference Shares”) and (vii) ordinary shares of CRH (the “Ordinary Shares” and, together with the Debt Securities, Debt Warrants, Equity Warrants, Purchase Contracts, Units and Preference Shares, the “Securities”), we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that,

(1) With respect to the Debt Securities, when the Registration Statement on Form F-3 (the “Registration Statement”) has become effective under the Act, the applicable indenture relating to the Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities and the Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture relating to the Debt Securities and the Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH America, CRH Finance or CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH America, CRH Finance or CRH, and the Debt Securities and the Guarantees have been duly executed and, in the case of the Debt Securities, duly authenticated, in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities and the Guarantees will constitute valid and legally binding obligations of CRH America,

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CRH Finance and CRH, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) With respect to the Debt Warrants, when the Registration Statement has become effective under the Act, the debt warrant agreement relating to the Debt Warrants has been duly authorized, executed and delivered, the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable debt warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Debt Warrants have been duly executed and authenticated in accordance with the applicable debt warrant agreement and issued and sold as contemplated in the Registration Statement, the Debt Warrants will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) With respect to the Purchase Contracts, when the Registration Statement has become effective under the Act, the purchase contract agreement relating to the Purchase Contracts has been duly authorized, executed and

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CRH plc

delivered, the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Purchase Contracts have been issued and sold as contemplated in the Registration Statement, the Purchase Contracts will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) With respect to the Units, when the Registration Statement has become effective under the Act, the units agreement relating to the Units has been duly authorized, executed and delivered, the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable units agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon CRH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CRH, and the Units have been issued and sold as contemplated in the Registration Statement, the Units will constitute valid and legally binding obligations of CRH, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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CRH plc

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities and Guarantees.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit or the related Guarantee in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of our opinion, we have assumed that (i) CRH has been duly

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incorporated and is an existing public limited company under the laws of Ireland, (ii) the applicable indenture relating to the Debt Securities to be issued by CRH Finance (the “CRH Finance Indenture”) will be duly authorized, executed and delivered by CRH and CRH Finance, and the indenture relating to the Debt Securities to be issued by CRH America, dated as of March 20, 2002, among CRH America, CRH, and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (the “CRH America Indenture”) has been duly authorized, executed and delivered by CRH and CRH America, in each case insofar as the laws of Ireland are concerned, (iii) the execution and delivery of the CRH Finance Indenture will not result in any breach or violation of, or conflict with, any statute, rule or regulation of Ireland, and the execution and delivery of the CRH America Indenture has not resulted in any breach or violation of, or conflict with, any statute, rule or regulation of Ireland, (iv) the provisions of the CRH Finance Indenture designating the law of the State of New York as the governing law of such indenture will be valid and binding on each of CRH and CRH Finance, and the provisions of the CRH America Indenture designating the law of the State of New York as the governing law of such indenture are valid and binding on each of CRH and CRH America, in each case under the laws of their respective jurisdiction of organization and (v) the CRH America Indenture has been duly authorized, executed and delivered by the trustee thereunder, an assumption which we have not independently verified. We have also relied as to certain factual matters on information obtained from public officials, officers of CRH, CRH America and CRH Finance and other sources believed by us to be responsible. With respect to all matters of Irish law, we note that you have received an opinion, dated as of the date hereof, of Arthur Cox, Irish legal counsel to CRH.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities and Guarantees” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP